UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

In light of Gamida Cell Ltd.’s (the “Company,” “us,” and “our”) limited financial runway and available cash balance, each of our executive officers entered into amendments to their respective employment agreements under which each such executive officer agreed to reduce any potential payments they would receive in the event their employment is terminated without Cause (as defined in the applicable employment agreement) or resign for Good Reason (as defined in the applicable employment agreement), and agreed to terminate their special transaction bonus agreements under which such Executive Officers would have been paid a special bonus upon a change of control or upon the Company entering into an exclusive license agreement with a third party to commercialize Omisirge® (omidubicel-onlv).

Chief Executive Officer

On March 12, 2024, the Company entered into an Amended and Restated Employment Agreement (the “Jenkins Agreement”) with Abigail Jenkins, the Company’s President and Chief Executive Officer, which amended and restated Ms. Jenkins’ employment agreement, dated as of September 18, 2022. Under the Jenkins Agreement, Ms. Jenkins’ employment may be terminated (a) by us at any time for Cause, or (b) by us or Ms. Jenkins for any reason. In the event of Ms. Jenkins’ resignation for any reason or a termination by the Company without Cause, the terminating party will give the other party one month’s notice of such termination. In the event of a termination of Ms. Jenkins’ employment by the Company not for Cause or her resignation for any reason, she will receive her base salary in effect through the date of termination, less applicable withholdings, reimbursement for approved but unpaid business expenses through the date of termination, fully earned and Board-declared annual target bonus as of the date of termination which was not paid yet, any other amount and/or entitlement owed to Ms. Jenkins pursuant to applicable law upon such termination, and, as applicable, the separation benefits described below.

If the Company terminates Ms. Jenkins’ employment not for Cause or Ms. Jenkins resigns for Good Reason, then, subject to Ms. Jenkins’ execution of a general release of claims against the Company and compliance with certain non-competition and non-solicitation covenants, Ms. Jenkins is entitled to receive (a) in a single lump-sum payment an amount equal to nine (9) months of her base salary, less applicable withholdings; and (b) an amount equal to the cash value of nine (9) months of her applicable COBRA premiums, less applicable withholdings; provided, however, that Ms. Jenkins will be eligible to receive an amount equal to the cash value of up to ten (10) months of her applicable COBRA premiums, less applicable withholdings, in the event the Company waives all or part of the applicable notice period. In addition, if, in connection with a Change in Control (as defined in the Jenkins Agreement), the Company terminates Ms. Jenkins’ employment not for Cause or Ms. Jenkins resigns for Good Reason, then, subject to Ms. Jenkins’ execution of a general release of claims against the Company and compliance with certain non-competition and non-solicitation covenants, any options and other equity awards of the Company that have been granted to Ms. Jenkins prior to the Change in Control and are outstanding as of the date of termination shall fully vest and become exercisable on such date in accordance with the terms of the applicable plans.

In addition, upon the execution of the Jenkins Agreement, the special bonus letter entered into by the Company and Ms. Jenkins on May 19, 2023 under which Ms. Jenkins was eligible to receive a special transaction bonus in an amount equal to $287,500, subject to applicable withholdings, was terminated.

Other Executive Officers

On March 12, 2024, the Company entered into an amended and restated employment agreement with Michele Korfin, the Company’s Chief Operating and Chief Commercial Officer and an amended and restated amendment to the employment agreement with Josh Patterson, the Company’s General Counsel and Chief Compliance Officer; and on March 14, 2024, the Company entered into an amended and restated amendment to the employment agreement with Dr. Ronit Simantov, the Company’s Chief Medical Officer and Chief Scientific Officer (each such amended agreement, the “Amended Employment Agreement”). Under each Amended Employment Agreement for Ms. Korfin, Dr. Simantov and Mr. Patterson, such executive’s employment may be terminated (a) by us at any time for Cause, or (b) by us or the executive for any reason. In the event of the executive’s resignation for any reason or a termination by the Company not for Cause, the terminating party will give the other party one (1) month’s notice of such termination. In the event of a termination of the executive’s employment by the Company not for Cause or his or her resignation for any reason, the executive will receive his or her base salary in effect through the date of termination, less applicable withholdings, reimbursement for approved but unpaid business expenses through the date of termination, fully earned and Board-declared annual target bonus as of the date of termination which was not paid yet, any other amount and/or entitlement owed to such executive pursuant to applicable law upon such termination, and, as applicable, the separation benefits described below.

If the Company terminates the executive’s employment not for Cause or the executive resigns for Good Reason, then, subject to the executive’s execution of a general release of claims against the Company and compliance with certain non-competition and non-solicitation covenants, the executive is entitled to receive (a) in a single lump-sum payment an amount equal to six (6) months of his or her base salary, less applicable withholdings; and (b) an amount equal to the cash value of six (6) months of his or her applicable COBRA premiums, less applicable withholdings; provided, however, that each such executive will be eligible to receive an amount equal to the cash value of up to seven (7) months of his or her applicable COBRA premiums, less applicable withholdings, in the event the Company waives all or part of the applicable notice period. In addition, if, in connection with a Change in Control (as defined in each Amended Employment Agreement), the Company terminates the executive’s employment not for Cause or the executive resigns for Good Reason, then, subject to the executive’s execution of a general release of claims against the Company and compliance with certain non-competition and non-solicitation covenants, any options and other equity awards of the Company that have been granted to the executive prior to the Change in Control and are outstanding as of the date of termination shall fully vest and become exercisable on such date in accordance with the terms of the applicable plans.

In addition, upon the execution of each Amended Employment Agreement, the special bonus letters entered into by the Company and each of Ms. Korfin, Dr. Simantov and Mr. Patterson on May 19, 2023 under which Ms. Korfin, Dr. Simantov and Mr. Patterson were respectively eligible to receive a special transaction bonus in an amount, subject to applicable withholdings, equal to $192,280, $192,280, and $180,000, in each case less applicable holdings, were terminated. Each executive is entitled to receive a lump sum retention bonus of $125,000, less applicable withholdings, subject to being continuously employed through the end of the Retention Period (which is defined as the earlier of (i) forty-five days after the closing of the Change in Control or (ii) September 30, 2024 in each Amended Employment Agreement). If an executive’s employment ends for any reason prior to the end of the Retention Period, no retention bonus payment will be made to the executive. In addition, if a retention bonus is paid to an executive and the Company terminates the executive’s employment not for Cause or the executive resigns for Good Reason within twelve (12) months after the final date of the Retention Period, the retention bonus payment shall be deducted from the amount of any severance benefits paid to the executive under their Amended Employment Agreement.

The foregoing descriptions of the amended and restated employment agreements with Ms. Jenkins and Ms. Korfin are each qualified in their entirety by reference to the full text of the applicable agreement, which will be filed as exhibits to the Company’s 2023 Annual Report on Form 10-K.

The foregoing descriptions of the amended and restated amendments to the employment agreements with Dr. Simantov and Mr. Patterson are each qualified in their entirety by reference to the full text of the applicable agreement, which will be filed as exhibits to the Company’s 2023 Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMIDA CELL LTD.

March 15, 2024	By:	/s/ Josh Patterson
Josh Patterson
General Counsel & Chief Compliance Officer

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